Investor Presentation August 2022  Atlas Financial Holdings, Inc.

      This presentation includes forward‐looking statements regarding the Company, its subsidiaries  and businesses.  Such statements are based on the current expectations of the management of  each entity.  The words "anticipate", "expect", "believe", "may", "should", "estimate", "project",  "outlook", "forecast" or similar words are used to identify such forward looking information.   The forward‐looking events and circumstances discussed on this call may not occur and could  differ materially as a result of known and unknown risk factors and uncertainties affecting the  companies. These factors can be found in their filings with the Securities and Exchange  Commission, in the  “Risk Factors” section of its most recent Form 10K or subsequent quarterly  filings on Form 10‐Q. As such, no forward‐looking statement can be guaranteed.  Except as required by applicable securities laws, forward‐looking statements speak only as of the  date on which they are made and the Company and its subsidiaries undertake no obligation to  publicly update or revise any forward‐looking statement, whether as a result of new information,  future events, or otherwise.  Forward‐Looking Statements

About Atlas



Focused on "light" commercial auto

The primary business of Atlas is commercial automobile insurance in the United States, with a niche market orientation and focus on insurance for the "light" commercial automobile sector including taxi cabs, nonemergency para-transit, limousine/livery (including full-time transportation network company drivers) and business auto. Atlas' specialized infrastructure is designed to leverage analytics, expertise and technology to efficiently and profitably provide insurance solutions for independent contractors, owner operators and other smaller accounts. The Company focuses on underserved and evolving niche markets where its differentiated approach is expected to create value for its stakeholders and shareholders.




TAXI

The Company's strategy is focused on leveraging its managing general agency operation ("AGMI") and its insurtech digital platform ("optOn"). For more information about Atlas, please visit www.atlas-fin.com, www.agmiinsurance.com, and www.getopton.com.



ATLAS
FINANCIAL HOLDINGS, INC.

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      Atlas Strategic Focus Strategic Realignment Vision To always be a preferred specialty transportation related insurance business that delivers benefit to all stakeholders by  leveraging technology, analytics, expertise, partnerships and capital resources. • Deliver sustainable value to our risk‐taking partners and consumers of our products by cultivating and  maintaining a unique position in the markets on which we focus. • As a nimble, innovative specialist, deploy our expertise, analytics and technology to disrupt underserved  segments of commercial auto. Mission To develop and deliver superior specialty insurance products and services to meet our customers’ needs with a focus on  innovation and the effective use of technology and analytics to deliver consistent operating profit for the insurance  businesses we own. A strategic shift focusing on technology‐driven commercial automobile  managing general agency (“MGA”) as its primary business

      Explaining the MGA Model Knowledge: Managing General Agent Insureds seeking coverage  for commercial auto needs  (typically individuals and  smaller fleets of drivers) Insureds Agents / Brokers MGA Carriers Independent agents seeking  options for insureds in order  to fit their needs Insurance carriers seek programs to  access insureds in niche markets  which may not be practical to  develop on their own either due to  scale, speciality, etc. An MGA is an individual or company  that provides operational functions for  insurance carriers who, in turn, takes  the financial risk for policies issued by  the MGA Strategic Partnership

      Strategic Focus • Leverage heritage in specialty market • Utilize Atlas’ systems and MGA resources (“AGMI”) • Existing distribution channel cultivated over decade (430+  independent producers) • Re‐capture legacy $200+ million book of business in public auto  sectors (at today’s rates >$300 million) • Combine traditional insurance company structure with  legitimate insuretech • Expand into other areas of “light” commercial automobile Key “Atlas” Assets  • Decades of data in niche market • More than $10 million in technology and analytics development  invested prior to challenges in recent years • Expert staff that embraces innovation • Systems and workflows designed around highly transactional  business • Ability to capitalize on hard commercial auto market • Unique insights based on industry and affiliate insurance  company results  MGA Approach Business Model Update

      Industry Activity Update – Chicago & Nevada Current Market Recovery Public Auto COVID Impact/Recovery • Part‐time TNC relatively flat while Taxi/Livery continues to show recovery − Chicago TNC:  5,722k trips in June 2022, a 1% decrease from last month but still about 40% down from June 2019 (9,518k trips)  • Taxi/Livery continuing from prior months at increasing marginal rate − Chicago Taxi:  558k trips in June 2022, about a 7% increase from last month but still about 56% down from June 2019 (1,275k trips) − Las Vegas Taxi:  July 2022 shows a 1% decrease from prior month and a 9% decrease from July 2019 • Driver return continues to gain momentum which may be tempered due to high gas prices • Platforms offering near‐term incentives to attract owner operators • All segments experiencing significantly more demand for rides vs. driver supply Data Source: Nevada Taxicab Authority https://taxi.nv.gov/About_Us/ALL/Statistics/ Data Source: City of Chicago https://data.cityofchicago.org/Transportation/Transportation- Network-Providers-Trips/m6dm-c72p Data Source: City of Chicago https://data.cityofchicago.org/Transportation/Taxi-Trips/wrvz-psew

      Industry Activity Update – Chicago Price per Mile Current Market Recovery Cost per mile for TNC rides remains higher than pre COVID‐19, resulting in a more attractive  competitive position for taxis   Data Source: City of Chicago https://data.cityofchicago.org/Transportation/Transportation-Network-Providers-Trips/m6dm-c72p Axis set so Unique Taxis and Monthly Trips cross in December 2019

      Industry Activity Update – New York & San Francisco Current Market Recovery Certain jurisdictions show a reduction in trips which may be slowing the deployment of new vehicles, but does not appear to  be resulting in vehicles being taken out of service Broker feedback indicates that recent downturn relates primarily to seasonality and does  not appear to suggest a longer term trend Data Source: NYC TLC https://www1.nyc.gov/site/tlc/about/aggregated-reports.page Data Source: San Francisco Municipal Transportation Agency https://www.sfmta.com/reports/average-weekday-taxi-trips

      Industry Activity Update – Chicago Current Market Recovery Taxis are being put into service at a rate similar to demand for both Taxi and TNC rides Data Source: City of Chicago https://data.cityofchicago.org/Transportation/Transportation-Network-Providers-Trips/m6dm-c72p Axis set so Unique Taxis and Monthly Trips cross on December 2019

      Business Activity Update Market Recovery Nationwide submissions and policy issuance generally follows Chicago taxi trip  trend. OMNICRON SURGE Taxi and Livery business is continuing to  show an improved hit ratio.   We ultimately expect this to settle in a  range of 40% ‐ 50%. Hit Ratio

      Initial Indications of Recovery Market Recovery +167%  vs. 2021 Data as of August 11, 2022 Data as of August 11, 2022 +279%  vs. 2021

Current Market Recovery

Industry Activity Update – Vision

Past

Historically, the Taxi, TNC, Limo/Livery, and Delivery markets have been addressed by drivers and vehicles that remained within narrow verticals; there was sharply defined competition between modalities for the targeted customers



Taxi
(Full-Time)
TNC
(Part-Time)
Limo/ Livery
(Full-Time)
Delivery
(Full-Time)

Present

The lines have begun to blur for TNC, Delivery and Limo/Livery drivers and vehicles, e.g., UberEats, Limo services equipped to serve TNC customers, and part-time fulfillment delivery drivers that also drive for TNC and Limo services. There is also increasing flexibility for drivers choosing to drive on a full- or part-time basis.



Delivery
(Full- and Part-Time)
Taxi
(Full-Time)
Limo/ Livery
(Full-Time)
TNC
(Full- and Part-Time)

Future

Market structures rapidly adjusting to a reality in which all networks access vehicles that perform multiple roles in a single day; this has already begun with the NYC and CA announcements that taxis will be accessible on TNC platforms. Expect creation of a specialty market for "Last Mile" people transport and product delivery as autonomous driving market develops



Part-Time
Delivery
Limo/ Livery
TNC
Taxi
Full-Time

ATLAS FINANCIAL HOLDINGS, INC.

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      Financial  Statements Please refer to  Form 10‐Q filed in August 2022  for additional detail Consolidated Statements of Financial Position See accompanying Notes to Consolidated Financial  Statements on the latest Form 10‐Q. Atlas Financial Holdings, Inc. Condensed Consolidated Statements of Financial Position ($ in ‘000s, except for share and per share data) June 30, 2022 December 31, 2021 Assets (unaudited) Cash and cash equivalents $ 1,857 $ 2,274 Restricted cash 1,395 3,637 Premiums receivable (net of allowance of $225 and $225) 9,193 11,397 Intangible assets, net 923 983 Property and equipment, net 1,801 2,503 Right-of-use asset 24 237 Notes receivable 18,017 18,017 Credit facility fee, net 19 584 Other assets 1,030 1,053 Assets held for sale 7,500 7,500 Total assets $ 41,759 $ 48,185 Liabilities Premiums payable $ 10,277 $ 13,593 Lease liability 24 224 Due to deconsolidated affiliates 19,091 19,957 Notes payable, net 36,682 33,102 Other liabilities and accrued expenses 6,563 6,811 Total liabilities $ 72,637 $ 73,687 Commitments and contingencies (see Note 7) Shareholders' Deficit Ordinary voting common shares, $0.003 par value, 800,000,001 shares authorized, shares issued: June 30, 2022 - 17,652,839 and December 31, 2021 - 15,052,839; shares outstanding: June 30, 2022 - 17,652,839 and December 31, 2021 - 14,797,334 $ 53 $ 45 Restricted voting common shares, $0.003 par value, 33,333,334 shares authorized, shares issued and outstanding: June 30, 2022 and December 31, 2021 - 0 — — Additional paid-in capital 83,883 83,086 Treasury stock, at cost: 0 and 255,505 shares of ordinary voting common shares at June 30, 2022 and December 31, 2021, respectively — (3,000) Retained deficit (114,814) (105,633) Accumulated other comprehensive income, net of tax — — Total shareholders' deficit $ (30,878) $ (25,502) Total liabilities and shareholders' deficit $ 41,759 $ 48,185

Financial Statements

Consolidated Statements of Operations

Please refer to Form 10-Q filed in August 2022 for additional detail

Atlas Financial Holdings, Inc.
Condensed Consolidated Statements of Operations

Condensed Consolidated Statements of Operations

($ in '000s, except for share and per share data)

	Three months ended June 30, 2022	Three months ended June 30, 2021	Six months ended June 30, 2022	Six months ended June 30, 2021
	(unaudited)		(unaudited)	
Commission income	$ 639	$ 1,791	$ 1,472	$ 3,484
Net realized gains (losses)	—	(1,477)	1	(1,465)
Other income	360	925	1,112	1,561
Total revenue	**999**	**1,239**	**2,585**	**3,580**
Acquisition costs	335	955	914	1,849
Other underwriting expenses	4,892	3,614	9,419	7,096
Amortization of intangible assets	30	97	60	195
Forgiveness of Paycheck Protection Program loan	—	(4,601)	—	(4,601)
Interest expense, net	772	514	1,373	1,083
Total expenses	**6,029**	**579**	**11,766**	**5,622**
(Loss) income from operations before income taxes	**(5,030)**	**660**	**(9,181)**	**(2,042)**
Income tax benefit	—	—	—	—
(Loss) income from continuing operations	(5,030)	660	(9,181)	(2,042)
Income (loss) from discontinued operations, net of tax	—	(1)	—	151
Net (loss) income	**$ (5,030)**	**$ 659**	**$ (9,181)**	**$ (1,891)**
Basic net (loss) income per share attributable to common shareholders				
Continuing operations	$ (0.29)	$ 0.06	$ (0.53)	$ (0.17)
Discontinued operations	—	—	—	0.01
Net (loss) income	$ (0.29)	$ 0.06	$ (0.53)	$ (0.16)
Diluted net (loss) income per share attributable to common shareholders				
Continuing operations	$ (0.29)	$ 0.06	$ (0.53)	$ (0.17)
Discontinued operations	—	—	—	0.01
Net (loss) income	$ (0.29)	$ 0.06	$ (0.53)	$ (0.16)
Basic weighted average common shares outstanding	17,499,492	12,047,334	17,233,225	12,035,560
Diluted weighted average common shares outstanding	17,499,492	12,047,334	17,233,225	12,035,560

Condensed Consolidated Statements of Comprehensive (Loss) Income

	Three months ended June 30, 2022	Three months ended June 30, 2021	Six months ended June 30, 2022	Six months ended June 30, 2021
Net (loss) income	$ (5,030)	$ 659	$ (9,181)	$ (1,891)
Other comprehensive loss:				
Changes in net unrealized investment losses	—	(9)	—	(22)
Reclassification to net loss	—	(1)	—	(159)
Other comprehensive loss	—	**(10)**	—	**(181)**
Total comprehensive (loss) income	**$ (5,030)**	**$ 649**	**$ (9,181)**	**$ (2,072)**

See accompanying Notes to Consolidated Financial Statements on the latest Form 10-Q.

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Financial  Statements Please refer to  Form 10‐Q filed in August 2022  for additional detail Key Operating Metrics See accompanying Notes to Consolidated Financial Statements on the latest Form 10‐ Q. AGMI Operating Expenses reduced by 25% Anticipated sale via auction in 2022 Non-Recurring debt restructuring costs

      Significant Near‐Term Opportunity Recapturing Historic Business Policy Comparison (as of Q2 2022) • Overall Submissions/Quotes are at only 10% of 2018 • Policies Issued in active states with limits equal to or under $1 million in 2021/22 vs 2018 • 22% of policy count • 28% of vehicles • Average premium per vehicle up 51%, from 49% last quarter • $5,049 in 2021/22 • $3,333 in 2018 Significant opportunity for recapture/growth in hard market

      Market Conditions Changing Market Dynamics Multiple quarters of significant rate increases  in commercial auto Source: CIAB Q4‘ 21 Market Survey $53 Billion Addressable Market Poised for  Disruption

      Recovering from COVID‐19 and Beyond Market Evolution Manage through the Pandemic Public Automobile and Ride- sharing companies were impacted as mandated lock- down restrictions were in place and rides fell >90% New Normal Ride-sharing has continued to return in greater numbers than before in lieu of mass transit. Public auto (e.g. taxi, livery, etc.) beginning to follow suit. New “Last Mile” Delivery and Autonomous Driving Consistent market for “Last- Mile” product delivery as well as a natural end-application for autonomous driving as market develops. 2020 2021 Future

      Focused Approach to Disrupt Large Market Strategic Realignment $53 Billion Addressable Market Poised for Disruption in U.S. Immediate Focus $2.5 - $3 billion “traditional” public auto niche • Atlas’ market share was approximately 12% - 15% in 2018 • $285 million gross written premium • Leverage strong relationships with 420+ retail distribution agents • Re-capture historic business • Grow market share to proportionate 20% Next Steps Build on prior experience in “gig” economy • Technology enabled platform built to support Lyft/Flexdrive program in 2018 • optOnTM app based UBI concept • Potential segments − Package delivery − TNC leasing fleets − Other • Establish position in incremental addressable markets Longer-Term Vision Disrupt larger segments within commercial auto • True usage based products as alternative to industry reliance on proxies for risk • Differentiated product offerings relevant to new economy • Optimized expense structure • Digital ecosystem with increased engagement, improved persistency, and strong brand

Atlas Financial Holdings, Inc. 953 American Lane, 3rd Floor Schaumburg, IL 60173 Corporate Headquarters Scott D. Wollney President & Chief Executive Officer Paul A. Romano Vice President and Chief Financial Officer Executive Officers Karin Daly Vice President, The Equity Group Inc. (212) 836‐9623 kdaly@equityny.com Investor Relations